Exhibit 8.1

LIST OF MTS SUBSIDIARIES AS OF JUNE 16, 2003

No	NAME	Incorporation	Ownership%
1	MTS-RK LLC	Russia	26.00%
2	MTS-K LLC	Russia	26.005
3	MTS-T LLC	Russia	26.00%
4	Mobile TeleSystems JLLC	Belarus	49.00%
5	TsSU-900 CJSC	Russia	51.00%
6	Firma Novitel CJSC	Russia	51.00%
7	MTS P OJSC	Russia	51.00%
8	Kuban-GSM CJSC	Russia	52.67%
9	TAIF-Telcom OJSC	Russia	52.72%
10	ReCom OJSC	Russia	53.90%
11	MTS-NN CJSC	Russia	65.00%
12	Ukrainian Mobile Communications (UMC JV)	Ukraine	82.67%
13	Mobile Communications Systems OJSC	Russia	83.53%
14	RTK CJSC	Russia	99.00%
15	MTS-Barnaul CJSC	Russia	100.00%
16	BMT LLC	Russia	100.00%
17	BIT LLC	Russia	100.00%
18	DTK CJSC	Russia	100.00%
19	TELECOM XXI OJSC	Russia	100.00%
20	Amur Cellular Communications CJSC	Russia	100.00%
21	PTT Telecom Kiev LLC	Ukraine	100.00%
22	MTS-Capital LLC	Russia	100.00%
23	MTS LLC	Russia	100.00%
24	TELECOM-900 CJSC	Russia	100.00%
25	MOBILE TELESYSTEMS FINANCE S.A.	Luxembourg	100.00%
26	Far East Cellular Systems CJSC	Russia	60.00%
27	Uraltel CJSC	Russia	53.12%
28	Sibir Cellular Systems CJSC	Russia	51.00%
29	ReCom-Voronezh CJSC	Russia	51.00%
30	OTK SVYAZ-INVEST CJSC	Russia	100.00%
31	Novitel Plus CJSC	Russia	100.00%